UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006 (January 19, 2006)

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On and effective as of January 19, 2006, the Board of Directors of SVB Financial Group amended its Bylaws in the following manner:

•  to extend the term limit for the Company’s outside directors from a maximum of six consecutive one-year terms to nine consecutive one-year terms, beginning on April 30, 2001; provided, however, that if in any one year, more than three outside directors are required to end their service on the Board of Directors because of the application of this term limit, the Board of Directors may extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three outside directors to end their service in any one year (Section 1 of Article III);

•  to clarify that directors may receive compensation for their service on the Board of Directors as determined by the Board of Directors (Section 10 of Article III); and

•  to clarify the duties of the Chief Financial Officer of the Company (Section 6 of Article IV).

A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2006	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
Name: Kenneth P. Wilcox
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws.